Exhibit 99.1

Key Energy Services, Inc. 1301 McKinney Street Suite 1800 Houston, TX 77010	October 31, 2012 Contact: Gary Russell, Investor Relations 713-651-4434

FOR IMMEDIATE RELEASE

Key Energy Services Generated Third Quarter 2012 Income from

Continuing Operations of $0.15 per Diluted Share

HOUSTON, TX, October 31, 2012 – Key Energy Services, Inc. (NYSE: KEG) reported third quarter 2012 consolidated revenues of $490.9 million, generating income from continuing operations of $22.1 million, or $0.15 per share. Second quarter 2012 consolidated revenues were $516.0 million with income from continuing operations of $31.5 million, or $0.21 per share.

On a consolidated basis, the Company recorded a net loss of $38.1 million, or $0.25 per share. This includes a loss of $60.2 million, or $0.40 per share, associated with the sale of the Argentina business, reflected in discontinued operations. Second quarter 2012 consolidated net income was $29.0 million, or $0.19 per share, which includes a loss from discontinued operations of $2.5 million, or $0.02 per share.

The following table sets forth summary data from continuing operations for the third quarter 2012 and prior comparable quarterly periods.

	Three Months Ended (unaudited)
	September 30,	June 30,	September 30,
	2012	2012	2011
	(in millions, except per share amounts)
Revenues	$490.9	$516.0	$468.5
Income attributable to Key	$22.1	$31.5	$46.5
Diluted earnings per share attributable to Key	$0.15	$0.21	$0.31
EBITDA	$101.3	$114.7	$123.5

U.S. Segment

Third quarter 2012 U.S. revenues were $397.8 million, down 7.8% compared to $431.6 million in the second quarter. Operating income was $60.1 million, or 15.1% of revenue, compared to $82.5 million, or 19.1% of revenue, in the second quarter 2012.

During the third quarter, Fluids Management Services revenues declined 15.1%, Coiled Tubing Services revenues declined 7.9%, and revenues from the frac stack and well testing businesses declined 35.8% sequentially due to lower activity and pricing. Combined, these businesses account for approximately 84% of the decline in U.S. revenues.

October 31, 2012

International Segment

Third quarter 2012 international revenues were $93.0 million, up 10.3% compared to prior quarter revenues of $84.4 million. Operating income was $19.4 million, or 20.8% of revenues. Second quarter 2012 operating income was $16.1 million, or 19.1% of revenues. The improvement in third quarter results was driven largely by higher activity in Mexico.

General and Administrative Expenses

General and Administrative (G&A) expenses were $53.6 million, or 10.9% of revenues. Second quarter 2012 G&A expenses were $58.1 million, or 11.3% of revenues. The decline in third quarter G&A expenses was primarily due to the reversal of previously accrued bonus compensation.

Capital Expenditures and Liquidity

Key’s consolidated cash balance at September 30, 2012 was $38.3 million compared to $28.3 million at June 30, 2012. Capital expenditures were $90.4 million during the third quarter 2012 and $399.7 million through September 30, 2012.

Total debt at September 30, 2012 was $904.0 million compared to total debt of $874.5 million at June 30, 2012. At the end of the quarter, there was $271 million available under the Company’s $550 million senior secured credit facility. Net debt to total capitalization at the end of the third quarter 2012 was 39.8%.

Overview and Outlook

Commenting on the results, Key’s Chairman, President and Chief Executive Officer, Dick Alario, stated, “Our U.S. results were negatively impacted by continued activity declines in natural gas markets, and we began to experience the effects of reduced customer spending in oil markets. Our international segment generated improved results as we continued to take advantage of opportunities to grow and increase profitability in Latin America and the Middle East.”

Alario continued, “Regarding our fourth quarter outlook, we anticipate U.S. activity will trend lower through year end, driven by continued reductions in customer spending and typical year end seasonality. We expect fourth quarter U.S. revenues to decline approximately 6% to 8% and operating income margins to drop approximately 200 to 250 basis points compared to the third quarter. We believe fourth quarter international revenues will increase approximately 5% compared to the third quarter with approximately 100 to 200 basis points of sequential operating income margin improvement.”

October 31, 2012

Conference Call Information

As previously announced, Key management will host a conference call to discuss its third quarter 2012 financial results on Thursday, November 1, 2012 at 10:00 a.m. CDT. To access the call in the U.S. and Canada dial 888-794-4637. International callers should dial 660-422-4879. All callers should ask for the “Key Energy Services Conference Call” or provide the access code 32988824. The conference call will also be available live via the internet. To access the webcast, go to www.keyenergy.com and select “Investor Relations.”

A telephonic replay of the conference call will be available on Thursday, November 1, 2012, beginning approximately two hours after the completion of the conference call and will remain available for one week. To access the replay, call 855-859-2056 or 800-585-8367. The access code for the replay is 32988824. The replay will also be accessible at www.keyenergy.com under “Investor Relations” for a period of at least 90 days.

Re-casted Prior Period Financial Results from Continuing Operations

Key has recast certain prior period financial information to reflect its results from continuing operations, which exclude the Argentine operations. This recasted financial information is available on Key’s website at www.keyenergy.com under “Investor Relations”.

October 31, 2012

Consolidated Statements of Operations (in thousands, except per share amounts, unaudited):

	Three Months Ended			Nine Months Ended
	September 30, 2012	June 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
REVENUES	$490,851	$515,997	$468,542	$1,493,599	$1,247,493

COSTS AND EXPENSES:
Direct operating expenses	335,799	343,996	285,804	991,292	795,053
Depreciation and amortization expense	52,947	52,452	41,708	156,588	120,047
General and administrative expenses	53,567	58,081	59,063	172,566	159,861

Operating income	48,538	61,468	81,967	173,153	172,532

Loss on early extinguishment of debt	—	—	—	—	46,451
Interest expense, net of amounts capitalized	13,962	13,730	10,554	39,574	30,003
Other, net	(1,529)	(1,380)	590	(3,938)	(9,932)

Income from continuing operations before tax	36,105	49,118	70,823	137,517	106,010

Income tax expense	(12,915)	(17,419)	(25,077)	(49,147)	(36,706)

Income from continuing operations	23,190	31,699	45,746	88,370	69,304

Loss from discontinued operations, net of tax	(60,209)	(2,454)	(2,308)	(93,568)	(8,218)

Net income (loss)	(37,019)	29,245	43,438	(5,198)	61,086

Income (loss) attributable to noncontrolling interest	1,075	204	(730)	665	(1,027)

INCOME (LOSS) ATTRIBUTABLE TO KEY	$(38,094)	$29,041	$44,168	$(5,863)	$62,113

Earnings (loss) per share attributable to Key:
Basic and diluted	$(0.25)	$0.19	$0.30	$(0.04)	$0.43

Weighted average shares outstanding:
Basic	151,105	151,087	147,722	151,108	144,274
Diluted	151,110	151,100	148,088	151,124	144,713

Income from continuing operations attributable to Key:
Income from continuing operations	$23,190	$31,699	$45,746	$88,370	$69,304
Income (loss) attributable to noncontrolling interest	1,075	204	(730)	665	(1,027)

Income from continuing operations attributable to Key	$22,115	$31,495	$46,476	$87,705	$70,331

Earnings per share from continuing operations attributable to Key:
Basic and diluted	$0.15	$0.21	$0.31	$0.58	$0.49

Loss from discontinued operations, net of tax:	$(60,209)	$(2,454)	$(2,308)	$(93,568)	$(8,218)

Loss per share from discontinued operations:
Basic and diluted	$(0.40)	$(0.02)	$(0.01)	$(0.62)	$(0.06)

October 31, 2012

Condensed Consolidated Balance Sheets (in thousands):

	September 30,
	2012	December 31,
	(Unaudited)	2011
ASSETS

Current assets:
Cash and cash equivalents	$38,332	$35,443
Other current assets	589,715	504,777
Current assets held for sale	—	60,343

Total current assets	628,047	600,563

Property and equipment, net	1,443,930	1,197,300
Goodwill	625,938	622,773
Other assets, net	122,008	155,601
Non-current assets held for sale	—	22,883

TOTAL ASSETS	$2,819,923	$2,599,120

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$100,441	$71,736
Other current liabilities	208,105	175,877
Current liabilities associated with assets held for sale	—	41,890

Total current liabilities	308,546	289,503

Long-term debt, less current portion	903,250	773,975
Other non-current liabilities	338,542	321,011

Equity	1,269,585	1,214,631

TOTAL LIABILITIES AND EQUITY	$2,819,923	$2,599,120

Consolidated Cash Flow Data (in thousands, unaudited):

	Nine Months Ended
	September 30,	September 30,
	2012	2011
Net cash provided by operating activities	$252,794	$103,002
Net cash used in investing activities	(387,732)	(413,742)
Net cash provided by financing activities	141,162	268,098
Effect of exchange rates on cash	(3,335)	5,332

Net increase (decrease) in cash and cash equivalents	2,889	(37,310)
Cash and cash equivalents, beginning of period	35,443	56,628

Cash and cash equivalents, end of period	$38,332	$19,318

October 31, 2012

Segment Revenue and Operating Income from continuing operations (in thousands, except for percentages, unaudited):

	Three Months Ended
	September 30,	June 30,	September 30,
	2012	2012	2011
Revenues
U.S. Operations:
Rig Services	$201,453	$208,765	$192,018
Fluid Management Services	82,140	96,716	102,498
Coiled Tubing Services	52,442	56,929	60,304
Fishing & Rental Services	61,779	69,236	56,969

Total U.S. Operations	397,814	431,646	411,789

International Operations	93,037	84,351	56,753

Consolidated Total	$490,851	$515,997	$468,542

	Three Months Ended
	September 30,	% of	June 30,	% of	September 30,	% of
	2012	Revenues	2012	Revenues	2011	Revenues
Operating Income
U.S. Operations	$60,136	15.1%	$82,497	19.1%	$106,207	25.8%
International Operations	19,359	20.8%	16,116	19.1%	12,337	21.7%
Functional Support	(30,957)	n/a	(37,145)	n/a	(36,577)	n/a

Consolidated Total	$48,538	9.9%	$61,468	11.9%	$81,967	17.5%

	Nine Months Ended
	September 30,	September 30,
	2012	2011
Revenues
U.S. Operations:
Rig Services	$613,600	$531,312
Fluid Management Services	276,700	291,096
Coiled Tubing Services	162,351	171,478
Fishing & Rental Services	201,782	115,262

Total U.S. Operations	1,254,433	1,109,148

International Operations	239,166	138,345

Consolidated Total	$1,493,599	$1,247,493

	Nine Months Ended
	September 30,	% of	September 30,	% of
	2012	Revenues	2011	Revenues
Operating Income
U.S. Operations	$234,091	18.7%	$251,056	22.6%
International Operations	45,843	19.2%	24,471	17.7%
Functional Support	(106,781)	n/a	(102,995)	n/a

Consolidated Total	$173,153	11.6%	$172,532	13.8%

October 31, 2012

Following is a reconciliation of income from continuing operations attributable to Key as presented in accordance with United States generally accepted accounting principles (GAAP) to EBITDA from continuing operations as required under Regulation G of the Securities Exchange Act of 1934.

Reconciliations of income from continuing operations to EBITDA (in thousands, except for percentages, unaudited):

	Three Months Ended
	September 30,	June 30,	September 30,
	2012	2012	2011
Income from continuing operations	$23,190	$31,699	$45,746
Income tax expense	12,915	17,419	25,077
(Income) loss attributable to noncontrolling interest, excluding depreciation and amortization	(1,683)	(596)	397
Interest expense, net of amounts capitalized	13,962	13,730	10,554
Interest income	(12)	(7)	(1)
Depreciation and amortization	52,947	52,452	41,708

EBITDA	$101,319	$114,697	$123,481

% of revenues	20.6%	22.2%	26.4%

Revenues	$490,851	$515,997	$468,542

“EBITDA” is defined as income or loss from continuing operations attributable to Key before interest, taxes, depreciation, and amortization.

“EBITDA” is a non-GAAP measure that is used as supplemental financial measures by the Company’s management and directors and by external users of the Company’s financial statements, such as investors, to assess:

•	The financial performance of the Company’s assets without regard to financing methods, capital structure or historical cost basis;

•	The ability of the Company’s assets to generate cash sufficient to pay interest on its indebtedness;

•	The Company’s operating performance and return on invested capital as compared to those of other companies in the well services industry, without regard to financing methods and capital structure; and

•	The Company’s operating trends underlying the items that tend to be of a non-recurring nature.

EBITDA has limitations as analytical tools and should not be considered an alternative to net income, operating income, cash flow from operating activities, or any other measure of financial performance or liquidity presented in accordance with GAAP. EBITDA excludes some, but not all, items that affect net income and operating income and these measures may vary among other companies. Limitations to using EBITDA as an analytical tool include:

•	EBITDA does not reflect Key’s current or future requirements for capital expenditures or capital commitments;

October 31, 2012

•	EBITDA does not reflect changes in, or cash requirements necessary to service, interest or principal payments on Key’s debt;

•	EBITDA does not reflect income taxes;

•

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements;

•	Other companies in Key’s industry may calculate EBITDA differently than Key does, limiting its usefulness as a comparative measure; and

•

EBITDA is a different calculation from earnings before interest, taxes, depreciation and amortization as defined for purposes of the financial covenants in the Company’s senior secured credit facility, and therefore should not be relied upon for assessing compliance with covenants.

October 31, 2012

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements as to matters that are not of historic fact are forward-looking statements. These forward-looking statements are based on Key’s current expectations, estimates and projections about Key, its industry, its management’s beliefs and certain assumptions made by management, and include statements regarding future operational and activity expectations, and anticipated financial performance in the fourth quarter of 2012. No assurance can be given that such expectations, estimates or projections will prove to have been correct. Whenever possible, these “forward-looking statements” are identified by words such as “expects,” “believes,” “anticipates” and similar phrases.

Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, but not limited to: risks that Key will be unable to achieve its financial and operational projections, including quarterly projections of revenue and/or operating income margins (whether for Key as a whole or for geographic regions and/or business segments individually); risks that market fundamentals in the U.S. could further deteriorate or worsen beyond current expectations and/or that Key could experience further unexpected declines in activity and demand for its rig service, fluid management service, coiled tubing service, and fishing and rental service businesses; risks affecting Key’s international operations, including risks related to growth in Mexico, other risks affecting Key’s operations in Russia, and risks associated with expanding operations in Colombia, Oman and Bahrain; risks associated with the recently completed sale of Key’s Argentine operations, including risk that Key may be unable to achieve the benefits contemplated under the transaction; risks, in responding to changing or declining market conditions, that Key may not be able to reduce, and could even experience increases in, the costs of labor, fuel, equipment and supplies employed and used in Key’s businesses; risks relating to compliance with environmental, health and safety laws and regulations, as well as actions by governmental and regulatory authorities; risks relating to changes in the demand for or the price of oil and natural gas; risks that Key may not be able to execute its capital expenditure program and/or that any such capital expenditure investments, if made, will not generate adequate returns; and other risks affecting Key’s ability to maintain or improve operations, including its ability to maintain prices for services under market pricing pressures, weather risks, and the impact of potential increases in general and administrative expenses.

Because such statements involve risks and uncertainties, many of which are outside of Key’s control, Key’s actual results and performance may differ materially from the results expressed or implied by such forward-looking statements. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Other important risk factors that may affect Key’s business, results of operations and financial position are discussed in its most recently filed Annual Report on Form 10-K, recent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and in other Securities and Exchange Commission filings. Unless otherwise required by law, Key also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. However, readers should review carefully reports and documents that Key files periodically with the Securities and Exchange Commission.

About Key Energy Services

Key Energy Services is the largest onshore, rig-based well servicing contractor based on the number of rigs owned. Key provides a complete range of well intervention services and has operations in all major onshore oil and gas producing regions of the continental United States and internationally in Mexico, Colombia, the Middle East and Russia.